Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Phil Wilson
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT
OF

INTREorg Systems, Inc.
800264460

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 04/23/2008
Effective: 04/23/2008

Phil Wilson
Secretary of State

Form 404 (revised 9/05)		This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: $150**	**Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act**	

Article 1 –Name

The name of the corporation is as set forth below:

INTREorg Systems Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 800264460

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 3 –Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization **(cannot be corporation named above)** by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
		TX	

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

By Replacing Article Four with the following:

1. General. The Corporation shall have authority to issue two classes of shares, to be designated as "Preferred" and "Common". The total number of shares which the Corporation is authorized to issue is 110,000,000 shares. The number of Common shares authorzed is 100,000,000 and the par value of each share is $0.00 per share. The Common shares shall have identical rights and privileges in every respect. The number of Preferred shares authrized is 10,000,000 and the par valueof each share is $0.00 per share.

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is ________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

4/22/2008
Date

[signature] Director
Signature of Authorized Officer

INTREORG SYSTEMS, INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS AT SPECIAL MEETING

April 11, 2008

In accordance with the Texas Business Corporation Act, you are hereby notified that the shareholders of INTREorg Systems, Inc., a Texas corporation (the "***Company***"), by a vote of 9,111,016 of 9,351,016 total outstanding shares, the Company has adopted the following resolutions effective as of April 11, 2008

Amend Articles of Incorporation

RESOLVED, To Amend the Articles of Incorporation, to authorize an increase in authorized shares of 100,000,000 common shares and 10,000,000 shares of Preferred Stock for which classes, series and rights, privileges and preferences shall be hereafter designated and determined by the Board of Directors.

Board of Directors and Officers

RESOLVED, that Denis Iler is hereby elected to serve as CEO, Treasurer and Director; Wesley Whiting, Secretary and Director; Redgie Green as Director, Jeff Huitt, CFO and Director; Austin Andres, COO and Director and Russell K. Boyd as the Chairman of the Board of Directors of the Company, to serve until the next annual meeting of the Shareholders of the Company or until the election and qualification of his successor, and all other directors of the Company are removed in accordance with the bylaws.

Jeff Huitt,

Chief Financial Officer and

Member of the Board of Directors

INTREorg Systems Inc.

R-42105.1